DaszkalBolton LLC
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: BP INTERNATIONAL, INC.
FILE REF. NO. 000-26189

We have read the statements made by BP International, Inc. which were provided to us and which we understand was filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated March 3, 2006. We agree with the statements concerning our Firm in such Current Report on Form 8-K.

Very truly yours,

/s/ Daszkal Bolton, LLP

DASZKAL BOLTON LLP
Certified Public Accountants